UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Soliciting Material Pursuant to §240.14a-12

SIGNATURE GROUP HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

James A. McIntyre
J. Hunter Brown
Barton I. Gurewitz
Robert A. Peiser
Joyce White
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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James A. McIntyre, together with the other participants named therein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of stockholders of Signature Group Holding, Inc., a Nevada corporation.

On June 28, 2012, Mr. McIntyre issued the following press release:

GOLD CARD NOMINEES OUTLINE PLANS FOR SIGNATURE GROUP HOLDINGS INC. IN LETTER TO STOCKHOLDERS

Propose Comprehensive Three Point Plan to Preserve and Create Value for All Stockholders

James A. McIntyre Urges Stockholders to Support “Gold Card” Director Nominees

SANTA BARBARA, CA – June 28, 2012 – James A. McIntyre, the largest individual stockholder of Signature Group Holdings, Inc. (OTC: SGGH), today announced that he has delivered a letter to Signature Group stockholders in connection with the 2012 Annual Meeting scheduled to be held on July 24, 2012.  The letter details the “three point plan” developed by the GOLD Card Nominees intended to promptly unlock and preserve Signature’s value.  Specifically, the GOLD Card Nominees intend to (1) identify and execute transactions that can promptly utilize Signature’s NOLs, (2) avoid creating a complex operating entity that is too hard to manage and too hard for investors to analyze and (3) eliminate unnecessary compensation expenses.

With a goal of accelerating the realization of the true value of Signature, Mr. McIntyre urges stockholders to vote the GOLD proxy card to elect the five independent, experienced and highly qualified GOLD Card Nominees -- J. Hunter Brown, Barton I. Gurewitz, James A. McIntyre, Robert A. Peiser and Joyce White.

The full text of the letter follows:

JAMES A. McINTYRE
1114 State Street
Suite 211
Santa Barbara, CA 93101

June 27, 2012

Dear Fellow Signature Stockholder:

I have previously sent you proxy materials and a GOLD proxy card asking you to support the independent and experienced nominees of the GOLD slate (the “GOLD Slate Nominees”) in their effort to redirect Signature Group Holdings, Inc. (the “Company”).  I believe that:

●	We as stockholders cannot and should not sit idly by and let the current Board and management pursue a financial course that clearly is not working.
●
We cannot let the current Board continue to execute a strategy that will fail to fully utilize the Company’s principal asset—its more than $800 million in Net Operating Losses (the “NOLs”).  With no present material taxable income the Company cannot benefit from the NOLs, which are now wasting away as they have started to expire under U.S. and California tax laws.

●	We cannot let the Company become a long-term job pool for a few at the expense of the true owners of the Company—its stockholders.
●	We cannot let the Board lose sight of its main focus—maximizing value for stockholders.

Despite assurances that management has the “right business plan” and that the Company is well positioned for growth, after two full years the only things that appear to be growing are management’s bank accounts.  During that same period stockholders have suffered through a nearly 50% decline in the price of the Company’s stock.  Enough is enough.  There is a better way.

SUPPORT A PLAN TO CREATE VALUE FOR ALL SIGNATURE STOCKHOLDERS.
VOTE THE GOLD PROXY

Our plan is simple: (1) target a limited number of significant transactions that could promptly unlock the value of the NOLs, (2) abandon management’s current failed plan to create a complex operating entity and (3) eliminate unnecessary compensation and other expenses.  We are looking to maximize the value of the Company to benefit all stockholders.

I.  Target a Limited Number of Significant Transactions that could PROMPTLY Unlock the Value of the Company’s over $800 million in Current NOLs.

Under management’s current “plan,” the Company’s most valuable asset, its NOLs, appears to be an afterthought.  In fact, stockholders have little chance of realizing any value from the NOLs under management’s plan if the NOLs are saved to shelter the Company’s possible (though improbable) earnings in 2020 or 2030, as management seems committed to doing.  Management has already acknowledged in the Company’s financial statements that management’s current “plan” will not reap the tax benefits of a substantial majority of the NOL’s.1   On the other hand, the GOLD Slate Nominees:

__________
1 Source: Signature Group Holdings, Inc. Quarterly Report for the Period Ended March 31, 2012, Note 9 to Consolidated Financial Statements.

●	Recognize that NOLs have a limited life—they expire over time.
●
Recognize that NOLs have a high immediate value to merger partners or other companies that have taxable income to be sheltered NOW—the Company does not presently have and, according to management’s estimates, will not likely have enough taxable income to unlock the full NOL value.

●	Intend to engage an investment banking advisor to provide strategic advice and merger partner identification.
●	Intend to execute an effective plan to timely utilize the NOLs soon after their election to the Board and before the NOLs expire.

II.  Abandon Management’s Current Failed Plan to Create a Complex Operating Company through a Series of Small Transactions and Acquisitions.

While the Company’s primary asset remains unutilized, stockholders are stuck watching management attempt to produce a quilt-like enterprise cobbled together through a series of small unrelated transactions and acquisitions.  In our opinion:

●
A large number of small transactions in multiple business sectors will create an operating company even more complex than what the Board and management have already fashioned in unrelated industries in which they have no historical experience or expertise.  For example, as a result of management’s initial acquisitions, the Company now faces business challenges in the cosmetics and electronic circuit breaker industries.

●	Many small transactions, as compared to a few larger targeted deals, will likely take a lot longer to close and an even longer time to utilize the NOLs, if ever.
●	Small transactions carry significant risk that they cannot be financed or will not close or that management will not be able to conduct proper due diligence on the multiplicity of opportunities.
●	Small transactions potentially reduce transparency by obscuring, in consolidation, financial reporting and management accountability with multiple subsidiary levels.

III.  Eliminate Unnecessary and Egregious Board Approved Compensation Expenses.

Now that the Board has decided senior management is worth over $2.2 million annually, our concern is that under the Board approved compensation program, management has little incentive to do anything other than take its time executing its “strategic” plan.  We fear that as a result, an ever greater share of the Company’s assets will be used to line management’s pockets while stockholders suffer through continued poor performance.  Our goal is to reverse, not perpetuate, the disturbing trend highlighted below:

The GOLD Slate Nominees do not intend to maintain or create long-term jobs for senior management.  To the contrary, the GOLD Slate Nominees intend to radically reduce expenses by adopting an effective short-term strategy for maximizing the value of the Company’s assets.

●
What the Company needs, and what the GOLD Slate Nominees intend to retain, is management that will effectively and efficiently wind-down the Company’s legacy assets, including its current operating entities.

In addition to curbing management’s compensation expenses, the GOLD Slate Nominees intend to eliminate all “per meeting” fees and do not intend to be retained as paid “consultants.” Additionally, if elected I will not accept any directors fees from the Company.  My sole objective in this proxy contest is to maximize value for all stockholders.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

I urge you to vote the GOLD Proxy.  Help return the Company to its original mission as it emerged from bankruptcy—the effective and efficient utilization of its remaining assets.  We did not come this far to invest our money in a quilt-like enterprise that is turning into a long term job program for the Board and management.

I look forward to your support at the Annual Meeting.

Best Regards,

James A. McIntyre

VOTE FOR CHANGE NOW AT SIGNATURE GROUP HOLDINGS, INC. -- PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY!

It is very important that you return ONLY the GOLD proxy card and NOT the WHITE proxy card.

Even if you have already voted the white proxy card, you can still change your vote using the enclosed GOLD proxy card.  Only your latest-dated validly executed proxy card will count.

If you have any questions, require assistance with submitting your GOLD proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885